SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934






        Date of Report (Date of earliest event reported):




                   PANDA GLOBAL HOLDINGS, INC.
     (Exact name of registrant as specified in its charter)

   Cayman Islands            333-29005-01         75-2697755
(State of other jurisdictionCommission File      IRS Employer
 or incorporation)              Number       Identification No.)

      4100 Spring Valley, Suite 1001, Dallas, Texas  75244
    (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code
                         (972) 980-7159



                         Not applicable
  (Former name or former address, if changed since last report)
Item 5.        Other Events.

     Agreement with PEPCO Regarding the Company's Brandywine, Maryland Facility. The Company's indirect wholly-owned subsidiary, Panda-Brandywine, L.P. (the "Brandywine Partnership"), has reached a tentative agreement with Potomac Electric Power Company ("PEPCO") to make certain modifications to the Power Purchase Agreement, dated August 9, 1991, as amended (the "Power Purchase Agreement"), between the Brandywine Partnership and PEPCO, which modifications resolve various outstanding issues as to the method of calculation of capacity payments thereunder.

     The first significant outstanding issue involved a disagreement between the Brandywine Partnership and PEPCO as to the date on which the yield to maturity on United States Treasury Bonds with a maturity of 12 years ("12-year T-Bonds") should be determined under a provision in the Power Purchase Agreement that requires capacity payments to be reduced if such interest rate is less than 8%. Such provision states that the interest rate of 12-year T-Bonds is to be determined, and adjustments to capacity payments made, as of the date that the interest rate for permanent financing for the Brandywine Facility (herein so called) is designated pursuant to an executed commitment for such financing. On October 6, 1994, the Brandywine Partnership entered into a written commitment with General Electric Capital Corporation ("GE Capital") with respect to permanent financing for the Brandywine Facility, which commitment designated an interest rate for such financing. Accordingly, the Brandywine Partnership took the position that October 6, 1994 should be the date used to determine the interest rate of 12-year T-Bonds under the Power Purchase Agreement. The interest rate for 12-year T-Bonds on such date was 7.94% per annum. PEPCO, on the other hand, took the position that since the interest rate designated in such commitment was a floating rate, the date to be used for determining the interest rate of 12-year T-Bonds was the closing date of the conversion of the Brandywine construction loan facility to long-term financing in the form of a leveraged lease, which occurred on December 18, 1996. The interest rate for 12-year T-Bonds on such date was 6.36%.

     The second significant outstanding issue involved a disagreement between PEPCO and the Brandywine Partnership as to the determination of PEPCO's system peak load, which is the basis for certain reductions in capacity payments under the Power Purchase Agreement. Under such provision, capacity payments are to be reduced, commencing in 2006, if PEPCO's system peak load does not exceed 5,697 MW prior to 1998, and are reduced by a greater amount if PEPCO's system peak load does not exceed such amount prior to 1999. PEPCO and Baltimore Gas & Electric Company ("BG&E") had announced their intention to merge during 1997 into a new entity to be known as Constellation Energy Corporation ("Constellation"), and PEPCO had asked the Brandywine Partnership to agree that peak load under the Power Purchase Agreement would be calculated on the basis of the pre-merger PEPCO system and not the post-merger Constellation system. Peak load based on the Constellation system would have greatly exceeded 5,679 MW during 1997. However, PEPCO's position was that the parties intended to use the then existing PEPCO system in calculating peak load and that the merger with BG&E should be disregarded for such purpose. The Brandywine Partnership disagreed with such position. The Power Purchase Agreement does not contain any provision requiring adjustments due to mergers or reorganizations. It was the Brandywine Partnership's position that Constellation, as the successor of PEPCO, would be substituted for PEPCO under the Power Purchase Agreement and the Constellation system would be used to calculate peak load. It is the Brandywine Partnership's current understanding that the proposed merger between PEPCO and BG&E has been terminated.

     Under the agreement, the first issue discussed above was resolved by adjusting the schedule (See Exhibit 99.5 attached hereto) for capacity payments to be made by PEPCO to the Brandywine Partnership under the Power Purchase Agreement such that the amount of capacity payments to be made during the first ten years following the commencement of commercial operations (which occurred on October 31, 1996) will be increased and the amount of capacity payments to be made during the last fifteen years of the term of the Power Purchase Agreement (which expires on October 30, 2021) will be reduced. The agreement provides that PEPCO will pay to the Brandywine Partnership within two business days following the effective date of the settlement (as discussed below) approximately $3.8 million, which represents the difference between the previously scheduled capacity payments and the capacity payments due under the agreement for the first nine months of 1997.

      The second issue discussed above was resolved by the agreement of both parties to base the peak load adjustment on PEPCO's peak load.

       In return for the resolution of the aforementioned significant issues, PEPCO has agreed that the Brandywine Partnership may acquire the exclusive right to broker (as defined by the Federal Energy Regulatory Commission, or "FERC") capacity from the Brandywine Facility for resale, up to certain specified amounts and for specified periods. PEPCO will sell the capacity pursuant to its Power Sales Tariff currently on file with the FERC. The amount of released capacity to be made available for brokering to the Brandywine Partnership is 130 megawatts for the period January - May 1998, 200 megawatts for the period June 1998
- May 1999, and 100 megawatts for the period June 1999-May 2000. The Brandywine Partnership will pay PEPCO $1.25/kilowatt/month for the capacity released.

      In addition, PEPCO has agreed to release to the Brandywine Partnership on a periodic basis through the year 2002 the rights to sell energy for resale, which energy may or may not be from the capacity released described above. Such releases will be based upon PEPCO's projections of future facility operations required to serve PEPCO's needs. Sales of energy not related to released capacity will be subject to the availability of the Brandywine Facility. Sales of energy outside the Pennsylvania-
Jersey-Maryland Pool ("PJM Pool") not related to released capacity will be on an interruptible basis in accordance with PJM Pool rules and requirements.

      In connection with sales of released energy, the Brandywine Partnership may function as a power marketer or power broker (in either case, as defined by FERC). If the Brandywine Partnership elects to function as a power marketer, it must become a member of the PJM Pool. In either case, the Brandywine Partnership will be required to obtain all necessary authorizations and approvals to engage in such transactions, including any authorizations and approvals required by FERC. If the Brandywine Partnership functions as a power marketer, it will be required to pay PEPCO a base fee equal to two percent of the Brandywine Partnership's gross revenues from each sale of released energy, subject to an additional incentive payment of up to 50% of the base fee based on the timing of releases by PEPCO of blocks of energy available for resale by the Brandywine Partnership.

      If the Brandywine Partnership functions as a power broker, it will be required to pay PEPCO a base fee, subject to the incentive adjustment as described above, plus an additional fee of one percent of the gross revenues from each sale. The PJM Pool, not PEPCO, will supply transmission service. The agreement also provides that PEPCO will enter into good faith negotiations with the Brandywine Partnership prior to the end of the year 2002 with respect to energy releases after 2002, although neither party is obligated to enter into any such agreement unless it is to their mutual economic benefit.

       The agreement further provides that for purposes of determining PEPCO's system peak load which is the basis for reductions in capacity payments under the Power Purchase Agreement following any merger or other combination of PEPCO with another utility, the actual peak load experienced by the portion of the merged or combined company's system that constituted the PEPCO system prior to such merger or combination shall be used.

       The agreement further provides that the Brandywine Partnership will enter into good faith negotiations with PEPCO on a buyout or buydown of the Power Purchase Agreement in a manner that maximizes and equitably shares the benefits of such transaction between the parties, although neither party is obligated to enter into any buyout or buydown agreement unless it is to their mutual economic benefit.

      The effectiveness of the agreement with PEPCO is subject to the consent of the financing parties, including GE Capital, under the long-term financing arrangements for the Brandywine Facility. In this regard, the Brandywine Partnership has commenced discussions with GE Capital and the other financing parties concerning such consents, and has executed an agreement in principle with GE Capital. Among other things, this agreement in principle provides for (i) the re-allocation of lease payments from the Brandywine Partnership to GE Capital in order to match the revised capacity payments schedule with PEPCO, (ii) the reimbursement to GE Capital by the Brandywine Partnership of certain fees, and (iii) certain technical amendments to the applicable financing documents. The closing of the agreement in principle is subject to several conditions, including but not limited to written consents from all other financing parties and other applicable parties, receipt of legal opinions concerning the tax and regulatory consequences of the transaction, and the preparation of definitive legal documentation of the transaction to the satisfaction of all parties involved.

      To  the  Company's  knowledge, no regulatory  consents  are required in order for the agreement between PEPCO and the Brandywine Partnership to take effect. There can be no assurance that the requisite consents from GE Capital or the other applicable financing parties can be obtained or that the agreement with PEPCO will ever become effective.

     Financial Closing of Nepal Project. On December 29, 1997, financial closing occurred with respect to the 36 megawatt Upper Bhote Koshi hydroelectric project in Nepal developed by a subsidiary of the registrant (such subsidiary and certain of its affiliates collectively are referred to herein as the "Company"). Approximately $98 million in non-recourse debt financing was provided by a group of international lenders led by International Finance Corporation ("IFC") and DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH ("DEG").

     The IFC financing consisted of a loan of up to approximately $21 million for IFC's own account and a syndicated loan of up to approximately $36 million for the account of the loan participants, comprised of Dresdner Bank AG (up to approximately $16.0 million), Bayerische Vereinsbank AG (up to approximately $10.0 million) and Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. ("FMO") (up to approximately $10.0 million). The DEG financing consisted of a loan of up to approximately $11.8 million.

      The interest rates on these loans generally are at the annual rate of 325 to 350 basis points above the London Interbank Offered Rate, as adjusted every six months subject to market conditions. The Company has the ability, at its option, to swap these loans for fixed rate loans, taking advantage of the current low interest rate environment. The fixed interest rate for the IFC loan would be based on a formula set forth in the applicable loan documents (which already have been executed), while such interest rate for the DEG loan currently is set at 9.5% per annum, subject to various adjustments which could reduce this interest rate in certain circumstances. The monthly payments on the current loans are amortized in "mortgage payment style," and final maturity thereon currently is established at dates ranging from nine to twelve years after the commercial operations date of the project, depending on the loan.

     Equity investments in the project are as follows: the Company ($2.0 million paid at financial closing), MCN Investment Corp. ("MCNIC") (commitment to pay the Company's remaining equity investment up to approximately $20.1 million), Harza Engineering Company International, L.P. ("Harza") (commitment of up to approximately $1.5 million), IFC (commitment of up to approximately $2.95 million) and Himal International Power Corporation, Ltd. ("HIPC") (commitment of up to approximately $2.95 million). Any cost over-runs up to $10 million will be shared pro rata by MCNIC, Harza, Panda and HIPC.

     Cash flow attributable to the Company's and MCNIC's combined seventy-five percent (75%) ownership interest in the project will be allocated 85% to MCNIC and 15% to the Company until MCNIC achieves a twenty percent (20%) internal rate of return on its investment, and 90% to the Company and 10% to MCNIC thereafter.

      A Project Agreement exists between His Majesty's Government of Nepal ("HMGN") and the Company, which outlines HMGN's involvement and obligations in the construction and operation of the project. Among other things, pursuant to such agreement, HMGN has guaranteed all payments of the Nepal Electricity Authority ("NEA") for electric power from the Nepal Project for
20 years after the commercial operations date, and also has provided political risk protection for the project. In addition, HMGN has agreed to issue a 40 year project license for the project, make available land, structures, buildings and utilities for the project, provide various tax benefits (including a 15 year income tax holiday) and exemptions, assure the prompt availability of foreign exchange and repatriation and provide administrative assistance in obtaining other licenses and permits, fuel, sales and export rights and the ability to import equipment.

      Electric power from the project will be sold to the Nepal Electricity Authority ("NEA") under a 25 year power purchase agreement. At the end of the 25 year operation period of such agreement, 50% of the ownership of the project will be transferred to the NEA for a nominal sum. At the end of the 40 year license period of the project (which period includes the construction period and part of the development period of the project) the entire project will be transferred to HMGN (including NEA's interest in the project).

      The Amended and Restated Engineering, Procurement and Construction Contract between China Gezhouba Construction Group Corporation ("China Gezhouba") and the Company (the "EPC Contract") sets forth China Gezhouba's design, equipment and material procurement, engineering, performance testing and guarantee and construction responsibilities regarding the project. China Gezhouba, with a staff of more than 50,000 people, is one of the largest construction firms in China, and has over 42 years of experience in the construction of hydropower plants (more than 900 projects). For example, it currently is working on the large (18,200 megawatt) Three Gorges hydropower project in China. Among other things, the EPC Contract provides for a retainage of 10% of the EPC Contract price until final acceptance (as defined in the EPC Contract) of the project, liquidated damages in a maximum amount of 35% of the EPC Contract price (including change orders) and a maximum liability of China Gezhouba of 100% of the EPC Contract price. A performance guarantee has been posted by Industrial and Commercial Bank of China, Singapore Branch on behalf of China Gezhouba, to cover 25% of the EPC Contract price (with provisions for replenishment thereof up to an additional 10% of the EPC Contract price).

     Construction has begun on the project and the project currently is scheduled to be placed in service in the fourth quarter of 1999.

      Disclosure Regarding Forward-Looking Statements. This Form 8-K includes forward-looking statements. All statements other than statements of historical fact included in this Form 8-K, including, without limitation, statements regarding financial
position,   possible  effectiveness  of  conditional   contracts,
projects under development, construction or other budgets and plans and objectives for future operations, are forward-looking
statements   and  actual  results  may  differ.    Although   the
registrant  believes  that  the expectations  reflected  in  such
forward-looking  statements  are  reasonable,  it  can  give   no
assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the registrants' expectations include, without limitation, the impact of geopolitical occurrences world-wide; the results of financing efforts; risks under contracts and swap agreements; changes in laws and regulations; unforeseen engineering, mechanical, technological or other difficulties; and other risks described in the registrant's filings from time to time with the Securities and Exchange Commission.

Item 7.        Financial Statements and Exhibits.

          (c)  Exhibits.

            Designation                 Description

            Exhibit 99.1      Table  Reflecting Changes to Capacity
                              Payments  Under Proposed   Brandywine
                              Partnership-PEPCO Agreement.

            Exhibit 99.2      Press Release dated January 5, 1998.

            Exhibit 99.3 Project Agreement between HMGN and Bhote Koshi Power Company Private Limited dated July 21, 1996. (1)

            Exhibit 99.4 Amended and Restated Contract for the Engineering, Procurement and Construction of the Upper Bhote Koshi Hydroelectric project between China Gezhouba Construction Group Corporation and Bhote Koshi Power Company Private Limited dated
                              December 19, 1996. (1)

            Exhibit 99.5 Power Purchase Agreement between HMGN and Bhote Koshi Power Company Private Limited, dated July 21, 1996. (1)

            Exhibit 99.6 Performance Guarantee by Industrial and Commercial Bank of China, Singapore Branch.


(1) Previously filed as exhibits to the Registration Statement on Form S-1 (Registration Number 333-29005-01) of Panda Global Energy Company and Panda Global Holdings, Inc., and incorporated herein by reference.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PANDA GLOBAL HOLDINGS, INC.



Date:  February 19, 1998      By: /s/ Bryan J. Urban
                                  Name:     Bryan J. Urban
                                  Title:    Vice President - Finance